                                                                   EXHIBIT 10.19


                             SECURED PROMISSORY NOTE

$1,307,761.68                                                        May 4, 1999
                                                            Nashville, Tennessee

         FOR VALUE RECEIVED, subject to the terms and conditions set forth below, RONALD N. HOGE, an individual (the "Executive"), whose address is 605 Belle Meade Boulevard, Nashville, Tennessee 37205, hereby promises to pay to the order of MAGNETEK, INC. (the "Holder"), whose address is 26 Century Boulevard, Nashville, Tennessee 37214, the principal sum of One Million Three Hundred Seven Thousand Seven Hundred Sixty-One Dollars and Sixty-Eight Cents ($1,307,761.68), together with interest thereon at the rate of 4.84% per annum or, if less, the maximum rate allowable under applicable law, compounded semi-annually, and payable in cash as set forth below. Payment of principal and interest shall be made in lawful money of the United States of America. Payment of principal and interest shall be made to the address of the Holder set forth above, or at such other place as the Holder may from time to time designate in writing to the Executive.

         1. Other Notes. The Executive and the Holder acknowledge and agree that this Note replaces certain other Unsecured Promissory Notes between the Executive and the Holder dated March 19, 1997, May 2, 1997, August 15, 1997, August 31, 1997 and October 1, 1997.

         2. Maturity Date. The Executive shall repay the outstanding principal balance of this Note on December 31, 2000 (the "Maturity Date"). Subject to the provisions of Section 3 below, all interest shall accrue and be payable on the Maturity Date.

         3. Prepayment. The Executive may prepay all or part of the outstanding principal balance of this Note, with accrued interest but without premium or penalty, at any time.

         4. Events of Default; Acceleration. The term "Event of Default" shall consist of (i) a default in payment of interest or principal, when due, or (ii) the Executive's filing of a petition for bankruptcy relief under title 11 of the United States Code (the "Bankruptcy Code"). Upon and after the occurrence of any Event of Default (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise) and at any time so long as such Event of Default shall be continuing, the Holder may, by notice to the Executive, declare this Note, all interest hereon and all other amounts payable hereunder, to be immediately due and payable, whereupon this Note, all such interest and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Executive. Unpaid principal and overdue interest on this Note shall continue to bear interest after an Event of Default until all principal and interest due hereunder has been paid in full. The Holder may enforce its rights hereunder by an action at law, suit in equity or other appropriate proceeding.

         5. Cancellation. Upon payment in full of all principal and interest payable hereunder this Note shall be surrendered to the Executive for cancellation.

         6. Amendment and Waiver. Any provision of this Note may be amended or waived by a written instrument signed by the Executive and by the Holder, such amendment or waiver to be effective but only in the specific instance and for the specific purpose for which the amendment or waiver is made or given. No delay on the part of the Holder in exercising any right thereunder shall operate as a waiver of such right.

         7. Attorneys' Fees. The Executive shall reimburse Holder for any reasonable attorneys' fees and expenses incurred by the Holder in connection with the enforcement of its rights under this Note.

         8. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed given upon personal delivery or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Executive at the address set forth above and
(ii) if to the Holder at such Holder's address set forth above, or at such other address as the Executive or the Holder may designate by notice as provided herein.

         9. Severability. If one or more provision of this Note shall be unenforceable, the remaining provisions of this Note shall not in any way be effected or impaired thereby and shall continue in full force and effect.

         10. Security. This Note is secured pursuant to the terms of a Pledge Agreement of even date herewith by and between the Executive and the Holder.

         11. Governing Law. This Note and the obligations of the Executive hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.



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                                                          RONALD N. HOGE







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